CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Blockchain Holding Capital Ventures, Inc. (the “Registrant”) on Form 10-Q for the nine months ended September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Delray Wannemacher, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: November 14, 2019

/s/ Delray Wannemacher
Delray Wannemacher, CEO